Exhibit 10.15

DIRECTOR SERVICES AGREEMENT

This Director Services Agreement (the “Agreement”) is entered into by and between LegalApp Holdings, Inc. (the “Company”) and Chuck Moran (“Director”), effective as of December 31, 2020 (the “Effective Date”).

WHEREAS, the Company desires to obtain the advisory services of Director and Director desires to provide such services, pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, the Company and Director hereby agree as follows:

1. Service Period. The Company hereby retains Director to serve as a special advisor in the capacity of a consultant to provide financial advice and advice in connection with a potential initial public offering of the Company for a period commencing on the Effective Date and ending twelve (12) months thereafter, unless earlier terminated in accordance with Section 7 (the “Service Period”).

2. Position, Duties, Responsibilities. During the Service Period, Director agrees to consult with and advise the Company from time to time, proactively and at the Company’s request, with respect to the Company’s initial public offering and related financing advice (the “Services”). The Services to be provided by Director shall be determined by the Company and Director on an ongoing basis, consistent with Director’s experience. During the Service Period, the Director shall not assist any person or entity in competition with the Company, that is preparing to compete with the Company or in hiring any employees or consultants of the Company. The Company shall have the right to use the name, biography and picture of Director on the Company’s website, marketing and promotional materials.

3. Consideration. Subject to Director’s execution of this Agreement, as consideration for the performance of the Services, the Board of Directors of the Company (the “Board”) has granted Director on the Effective Date an option to purchase up to 300,000 shares of common stock (“Common Stock”) of the Company (the “Options”) under the Company’s 2012 Stock Option and Grant Plan, as amended (the “Plan”) at $14.77 per share, the fair market value of the Company’s Common Stock as of the Effective Date. Provided Director continues to serve as a special advisor to the Company, (1) one-half of the Options shall vest upon the occurrence prior to May 31, 2022 of the successful pricing of an initial public offering of the Company or a change of control of the Company, and (2) one-half of the Options shall vest on the first anniversary of that date, so long as the Company is operating on that date as would a public company reasonably comparable to the Company (except with respect to its experience as a public company), in each case as determined by the Chief Executive Officer of the Company and the Board (or a compensation committee of the Board) in their sole discretion; provided, for the avoidance of doubt, that if the successful pricing of an initial public offering of the Company or a change of control of the Company does not occur prior to May 31, 2022, the Chief Executive Officer of the Company and the Board (or a compensation committee of the Board) will determine which portion of the Options shall vest. The Options shall be evidenced by a form of Stock Option Agreement (the “Option Agreement”) and shall be subject to the terms and conditions of the Option Agreement, the Plan and a Notice of Stock Option Grant.

4. Expenses. During the Service Period, the Company shall reimburse Director for all reasonable expenses incurred in the performance of the Services, including travel, lodging and meal expenses, provided that Director timely submits written documentation evidencing the incurrence of such expenses per Company policy.

5. Confidential and Proprietary Information. Director acknowledges that Director will have access to certain information that is confidential and proprietary to the Company, including, without limitation, all inventions and other business, technical and financial information (including, without limitation, the identity of and information relating to the Company’s customers or employees) Director obtains from or assigns to the Company, or learns in connection with the Services, in each case whether spoken, written, printed, electronic or in any other form or medium (collectively, the “Proprietary Information”). Director shall hold in confidence and not disclose, in whole or in part, to any third party without the prior written consent of the Company in each instance or use any Proprietary Information for any purpose except as required in the performance of the Services. Director shall notify the Company immediately in the event Director becomes aware of any loss or disclosure of any Proprietary Information. Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), Director shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

6. Non-Solicitation. Director agrees that during the Service Period and for one year thereafter (the “Non-Solicitation Period”), Director shall not directly or indirectly: (a) encourage any (whether past, present or prospective) client, investor, limited partner or shareholder of or in the Company to turn down, terminate or reduce a business relationship with the Company; (b) hire, solicit, recruit, induce, procure or attempt to hire, solicit, recruit, induce or procure, any person who is an employee or service provider of the Company and who was such an employee or service provider at any time during the Non-Solicitation Period (such person, a “Company Employee”); (c) assist in hiring any Company Employee by any other individual, sole proprietorship, company, partnership or other enterprise; or (d) encourage any Company Employee to terminate his or her employment or service relationship with the Company.

7. Termination. Either party may terminate the Service Period with thirty (30) days’ prior written notice delivered by either party to the other. The Service Period shall automatically terminate if the Company determines that the Director has not performed the Services (after reasonable notice and failure to cure by the Director within thirty (30) days following such written notice) or the Director has breached any obligations hereunder, or in the event of Director’s death or permanent disability.

8. Relationship of the Parties. Notwithstanding any provision hereof, for all purposes of this Agreement, Director shall be and act as an independent contractor, and this Agreement shall not be construed to create any association, partnership, joint venture, employee or agency relationship between Director and the Company for any purpose. Director has no authority (and shall not hold himself or herself out as having authority) to bind the Company and Director shall not make any agreements or representations on the Company’s behalf without the Company’s prior written consent. Director represents and warrants that neither this Agreement nor the performance thereof will conflict with or violate any obligation of Director or right of any third party. Director shall not be eligible to participate in any employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs offered by the Company to its employees. The Company shall not be responsible for withholding or paying any income, payroll, Social Security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining worker’s compensation insurance on Director’s behalf. Director agrees to accept exclusive liability for the payment of taxes in connection with the consideration paid to Director and Director agrees to comply with all valid regulations respecting the assumption of liability for such taxes. Director shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest. Any persons employed or engaged by Director in connection with the performance of the Services shall be Director’s employees or contractors and Director shall be fully responsible for them and indemnify the Company against any claims made by or on behalf of any such employee or contractors.

9. Remedies. Director agrees that in the event of any breach or threatened breach of any of the covenants in Sections 4 through 6, the damage or imminent damage to the value and the goodwill of the Company’s business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, Director agrees that the Company shall be entitled to injunctive relief in any court of competent jurisdiction against Director in the event of any breach or threatened breach of any such provisions by Director, in addition to any other relief (including damages) available to the Company under this Agreement or under applicable state or federal law.

10. Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof. Except as otherwise provided in Section 9 above, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, will be determined by arbitration. The location of the arbitration will be in Santa Clara County, California. The arbitration will be administered by Judicial Arbitration and Mediation Services (JAMS) before a single neutral arbitrator pursuant to its employment arbitration rules then in effect. The JAMS rules may be found and reviewed at http://www.jamsadr.com/rulesemployment-arbitration. The arbitrator shall issue a written decision that contains the essential findings and conclusions on which the decision is based. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO SUCH CLAIMS.

11. Section 409A. Although the Company does not guarantee the tax treatment of any payments under the Agreement, the intent of the parties hereto is that the payments and benefits under this Agreement be exempt from, or comply with, Section 409A of the Code, and all Treasury Regulations and guidance promulgated thereunder (“Code Section 409A”) and to the maximum extent permitted the Agreement shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or its affiliates or their respective officers, directors, employees or agents be liable for any additional tax, interest or penalties that may be imposed on Director by Code Section 409A or damages for failing to comply with Code Section 409A. Notwithstanding any other provision of this Agreement to the contrary, to the extent that any reimbursement of expenses constitutes “deferred compensation” under Code Section 409A, such reimbursement shall be provided no later than December 31 of the year following the year in which the expense was incurred (or, where applicable, no later than such earlier time required by the Agreement). The amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year. The amount of any in-kind benefits provided in one year shall not affect the amount of in-kind benefits provided in any other year, and no amounts payable with respect to Director’s equity interest in the Company shall offset or reduce amounts payable to him under this Agreement. Each payment or separate installment made to Director pursuant to this Agreement shall be designated as a separate payment for purposes of Code Section 409A. If at the time of Director’s separation from service (as defined in Code Section 409A), Director is determined to be a “specified employee,” then the Company shall defer the payment or commencement of any nonqualified deferred compensation subject to Code Section 409A payable upon separation from service (without any reduction in such payments or benefits ultimately paid or provided to Director) until the date that is six (6) months following separation from service or, if earlier, the such earlier date as is permitted under Code Section 409A (and any amounts that otherwise would have been paid during this deferral period will be paid in a lump sum on the day after the expiration of the six (6)-month period or such shorter period, if applicable).

12. Miscellaneous.

a. This Agreement and the Services performed hereunder are personal to Director and Director shall not have the right or ability to assign, transfer or subcontract any obligations under this Agreement without the written consent of the Company. Any attempt to do so shall be void. The Company shall be free to transfer any of its rights under this Agreement to any affiliate or third party.

b. This Agreement constitutes the entire agreement between the parties with respect to Director’s service in the capacity of a consultant to provide financial advice and advice in connection with a potential initial public offering of the Company and may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. Any of the terms hereof may be waived, only by a written document signed by each party to this Agreement or, in the case of waiver, by the party or parties waiving compliance.

c. In the event that any provision of this Agreement is determined to be invalid, illegal or unenforceable in any jurisdiction, that invalid, illegal or unenforceable provision shall be limited or eliminated to the minimum extent necessary so that any other term or provision of this Agreement will remain in full force and effect and enforceable.

d. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email as follows:

If to the Company:

LegalApp Holdings, Inc.

3101 Park Boulevard

Palo Alto, California 94306

Attn: Chief Financial Officer

Email: legal@intapp.com

with copies (which shall not constitute service) to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Attn: Doreen Lilienfeld

Email: Doreen.Lilienfeld@Shearman.com

If to Director:

103 Quayside Drive

Jupiter, Florida 33477

Attention: Chuck Moran

Email: cmoran@charles-moran.com

e. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument and is intended to be binding when both parties have delivered their signatures to the other party. Signatures may be delivered by facsimile, electronic mail and electronic signature.

[Signatures appear on the following page.]

The undersigned have executed this Director Services Agreement as of the Effective Date.

COMPANY		DIRECTOR

LegalApp Holdings, Inc.		CHUCK MORAN

By:	/s/ John Hall	/s/ Chuck Moran

Name: John Hall

Title: Chief Executive Officer

Executive Stock Option Agreement

under the LegalApp Holdings, Inc.

2012 Stock Option and Grant Plan

Pursuant to the LegalApp Holdings, Inc. 2012 Stock Option and Grant Plan (the “Plan”), LegalApp Holdings, Inc., a Delaware corporation (together with all successors thereto, the “Company”), hereby grants to the Optionee set forth in the Notice of Stock Option Grant, who is an employee (or, if the Notice of Stock Option Grant states that this Stock Option is intended to be a non-qualified stock option, an employee, officer, director, consultant or other key person) of the Company or any of its Subsidiaries, an option (the “Stock Option”) to purchase on or prior to the Expiration Date set forth in the Notice of Stock Option Grant, or such earlier date as is specified herein, all or any part of the number of shares of Common Stock, par value $0.001 per share (“Common Stock”), of the Company set forth in the Notice of Stock Option Grant (the “Option Shares,” and such shares once issued, whether Vested Shares (as defined below) or Restricted Shares (as defined below), shall be referred to as the “Issued Shares”), at the Option Exercise Price per share set forth in the Notice of Stock Option Grant, subject to the terms and conditions set forth in this Executive Stock Option Agreement (this “Agreement”) and in the Plan. If the Notice of Stock Option Grant states that this grant is intended to be an incentive stock option, then (i) this Stock Option is intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) and (ii) to the extent that any portion of the Stock Option does not so qualify, it shall be deemed a non-qualified stock option. By electronically acknowledging and accepting the Notice of Stock Option Grant, the Optionee agrees to be bound by the terms and conditions of this Agreement, the Plan and all other conditions as may be established by the Company in administration of the Stock Option.

1. Definitions. For the purposes of this Agreement, the following terms shall have the following respective meanings. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

An “Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy” shall mean (i) the filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Optionee or any Permitted Transferee, or (ii) the Optionee or any Permitted Transferee being subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to the Optionee’s or such Permitted Transferee’s assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date, and (iii) the Optionee or any Permitted Transferee being subject to a transfer of the Stock Option or the Issued Shares by operation of law (including by divorce, even if not insolvent), except by reason of death.

“Cause” shall have the meaning assigned to such term in the agreement governing the Optionee’s Service with the Company or any of its Subsidiaries (the “Employment Agreement”); provided, however, that if no such Employment Agreement exists or if the term “Cause” is not defined in the Optionee’s Employment Agreement, then “Cause” shall mean the termination by the Company of the Optionee’s Service due to: (i) the indictment of the Optionee for (or conviction of or plea of no contest or similar plea to) a felony or a misdemeanor involving fraud, dishonesty or moral turpitude; (ii) the Optionee’s continuing refusal to substantially perform his obligations and duties to the Company (except by reason of incapacity due to illness or accident) if he or she shall have failed to remedy the alleged breach caused by such conduct within 30 days from the date written notice is given by the Company demanding that he remedy the alleged breach caused by such conduct; (iii) the Optionee’s breach of a material provision of any agreement between the Optionee, on the one hand, and the Company or any of its subsidiaries or affiliates, on the other hand; (iv) the Optionee’s habitual intoxication or drug addiction; (v) the Optionee’s misappropriation of material assets of the Company or other acts of dishonesty as determined in good faith by the Board of Directors of the Company (the “Board”); or (vi) the Optionee engaging in illegal conduct which, in the reasonable judgment of the Board, places the Company at risk of significant liability. In the event that (a) the Optionee’s Service with the Company terminates for any reason other than for Cause (including, without limitation, whether by death, disability, resignation or termination without Cause) and (b) any of the facts and circumstances described in (i) through (vi) above existed as of the date of the Optionee’s termination (whether or not known by the Board as of the termination or discovered after any such termination), by a vote of the Board, the Company may deem the termination of the Optionee’s Service to have been for Cause and the termination shall be treated as a termination by the Company for Cause and the Company and the Optionee shall have the corresponding rights or obligations associated with a termination for Cause.

“Permitted Transferees” shall mean any of the following to whom the Optionee may transfer Vested Shares hereunder (as set forth in Section 8): the Optionee’s spouse, children (natural or adopted), stepchildren or a trust for their sole benefit of which the Optionee is the settlor; provided, however, that any such trust does not require or permit distribution of any Vested Shares during the term of this Agreement unless subject to its terms. Upon the death of the Optionee (or a Permitted Transferee to whom Vested Shares have been transferred hereunder), the term Permitted Transferees shall also include such deceased Optionee’s (or such deceased Permitted Transferee’s) estate, executors, administrators, personal representatives, heirs, legatees and distributees, as the case may be.

“Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity. “Relationship” shall mean Optionee’s relationship with the Company and/or the Subsidiaries, as applicable, as an officer, director, employee, consultant or other key person of the Company or any of its Subsidiaries, as applicable.

“Restricted Shares” shall mean all shares of Common Stock acquired by Optionee pursuant to the exercise of this Stock Option that have not vested, provided that such Restricted Shares shall become Vested Shares pursuant to the same schedule as if such shares were Option Shares, if the Relationship has not been terminated on or prior to each such date. For the avoidance of doubt, all Restricted Shares shall be deemed Vested Shares on the four year anniversary of the Vesting Start Date set forth in the Notice of Stock Option Grant.

“Sale Event” shall mean, regardless of form thereof, consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, (iv) the sale of all or a majority of the outstanding capital stock of the Company to an unrelated person or entity or (v) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of the transaction, in each case, where the consideration received by the holders of Stock in connection with such event consists of cash, freely tradable public securities or some combination thereof.

“Service” shall mean one’s employment by the company or any of its Subsidiaries (or, if the Notice of Stock Option Grant states that this Stock Option is intended to be a non-qualified stock option, one’s engagement by or other service to the Company or any of its Subsidiaries). “Subsidiary” shall mean any corporation (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock or other interests possessing 50 percent or more of the total combined voting power of all classes of stock or in one of the other corporations in the chain.

“Vested Shares” shall mean all Option Shares that have vested pursuant to Section 2(a) and have been acquired by the Optionee pursuant to the exercise of the Stock Option herein and all Restricted Shares that have vested in accordance with the definition of “Restricted Shares”.

2. Vesting, Exercisability and Termination.

(a) Vesting. Except as set forth below and in Section 6, and subject to the determination of the Committee in its sole discretion to accelerate the vesting schedule hereunder, this Stock Option shall be vested and exercisable with respect to the Option Shares on the respective dates set forth in the Notice of Stock Option Grant.

(b) Exercise. Subject to Section 6, for so long as the Relationship has not been terminated, Optionee may exercise this Stock Option at any time on or after the Grant Date but no later than the Expiration Date, for all or any portion of the Option Shares, including the unvested Option Shares; provided, however, that:

(i) a partial exercise of the Stock Option shall be deemed to cover first Vested Shares and then the earliest vesting installment of Restricted Shares; and

(ii) any shares so exercised from installments which have not vested as of the date of exercise shall be Restricted Shares subject to the provisions regarding Restricted Shares in the Plan and this Agreement.

(c) Termination. Except as may otherwise be provided by the Committee, if the Optionee’s Service with the Company or a Subsidiary is terminated, the period within which to exercise this Stock Option may be subject to earlier termination as set forth below:

(i) Termination Due to Death or Disability. If the Optionee’s Service terminates by reason of such Optionee’s death or disability (as defined in Section 422(c)(6) of the Code), this Stock Option may be exercised, to the extent exercisable on the date of such termination, by the Optionee, the Optionee’s legal representative or legatee for a period of 12 months from the date of death or disability (as defined in Section 422(c)(6) of the Code) or until the Expiration Date, if earlier, subject in any event to Section 6.

(ii) Other Termination. If the Optionee’s Service terminates for any reason other than death or disability (as defined in Section 422(c)(6) of the Code), and unless otherwise determined by the Committee, this Stock Option may be exercised, to the extent exercisable on the date of termination, for a period of 90 days from the date of termination or until the Expiration Date, if earlier; provided however, if (A) the Optionee’s Service is terminated for Cause, all of Optionee’s rights under this Agreement shall terminate immediately upon the date of such termination, or (B) the Board deems a termination of Optionee’s Service to be for Cause after the date of such Optionee’s Service terminates, all of Optionee’s rights under this Agreement shall terminate as of the date of such determination by the Board provided that the effective date of such termination will be treated as of the date of the termination of Service. For the avoidance of doubt, in the event of any termination of Optionee’s rights under this Agreement, Optionee shall remain subject to all of the obligations set forth herein.

For purposes hereof, the Committee’s determination of the reason for termination of the Optionee’s Service shall be conclusive and binding on the Optionee and his or her representatives or legatees or Permitted Transferees. Any portion of this Stock Option that is not exercisable on the date of termination of the Service shall terminate immediately and be null and void.

(d) Incentive Stock Option. If the Notice of Stock Option Grant states that this grant is intended to be an incentive stock option, then this Section 2(d) shall apply: It is understood and intended that this Stock Option is intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Code to the extent permitted under applicable law. Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422(b) the Code, no sale or other disposition may be made of Issued Shares for which incentive stock option treatment is desired within the one-year period beginning on the day after the day of the transfer of such Issued Shares to him or her, nor within the two-year period beginning on the day after the grant of this Stock Option and further that this Stock Option must be exercised within three (3) months after termination of Service as an employee (or 12 months in the case of death or disability (as defined in Section 422(c)(6) of the Code)) to qualify as an incentive stock option. If the Optionee disposes (whether by sale, gift, transfer or otherwise) of any such Issued Shares within either of these periods, he or she will notify the Company within 30 days after such disposition. The Optionee also agrees to provide the Company with any information concerning any such dispositions required by the Company for tax purposes. Further, to the extent Option Shares and any other incentive stock options of the Optionee having an aggregate Fair Market Value in excess of $100,000 (determined as of the Grant Date set forth in the Notice of Stock Option Grant) vest in any year, such options will not qualify as incentive stock options.

3. Exercise of Stock Option.

(a) The Optionee may exercise this Stock Option only in the following manner: Prior to the Expiration Date (subject to Section 6), the Optionee may deliver a Stock Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating his or her election to purchase some or all of the Option Shares with respect to which this Stock Option is exercisable at the time of such notice. Such notice shall specify the number of Option Shares to be purchased. Payment of the purchase price may be made by any one of the methods described below, and subject to Committee approval, more than one method of payment may be used.

(i) In cash, by certified or bank check, or other instrument acceptable to the Committee in U.S. funds payable to the order of the Company in an amount equal to the Option Exercise Price multiplied by the number of shares subject to the Exercise Notice (the “Option Purchase Price”);

(ii) By the Optionee delivering to the Company a promissory note if the Board has expressly authorized the loan of funds to the Optionee for the purpose of enabling or assisting the Optionee to effect the exercise of his or her Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note if otherwise required by the Committee or applicable law; or

(iii) If the Initial Public Offering has occurred, then (A) through the delivery (or attestation to ownership) of shares of Common Stock that have been purchased by the Optionee on the open market or that have been held by the Optionee for at least six months and are not subject to restrictions under any plan of the Company and in any event with an aggregate Fair Market Value (as of the date of such exercise) equal to the Option Purchase Price, (B) by the Optionee delivering to the Company a properly executed Exercise Notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Option Purchase Price, provided that in the event the Optionee chooses to pay the Option Purchase Price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure, or (C) a combination of (i), (ii), (iii)(A) and (iii)(B) above.

(b) Certificates for the Option Shares so purchased will not be issued until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all requirements of the Plan have been satisfied or waived. The determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the Issued Shares to the Optionee, and the Optionee’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full dividend and other ownership rights with respect to such Issued Shares, subject to the provisions herein with respect to vesting of such Issued Shares, dividend rights and the other terms of this Agreement.

(c) The Optionee and any Permitted Transferees, during the duration of this Agreement, shall be considered the record owners of and shall be entitled to vote the Issued Shares if and to the extent that such shares are entitled to voting rights. The Optionee and any Permitted Transferees shall be entitled to receive all dividends and any other distributions declared on the Vested Shares. All dividends and any other distributions declared on the Restricted Shares shall be held in escrow by the Company, and such amounts will be released to the Optionee (or any Permitted Transferees, if and as applicable) if and as the Restricted Shares on account of which such dividends or other distributions have been declared become Vested Shares in accordance with this Agreement; provided that such dividend distributions from escrow shall not be required to be made until five business days following the earlier of (i) the end of each calendar year and (ii) the date of termination of the Relationship. Notwithstanding the foregoing, the Company is under no duty to declare any such dividends or to make any such distributions.

(d) The Committee may at any time buy out for a payment in cash or other property, a Stock Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the holder of such Stock Option. Any Issued Shares acquired by means of the exercise of any Stock Option previously granted may be repurchased in accordance with Section 9.

(e) Notwithstanding any other provision hereof or of the Plan, neither this Stock Option, nor any portion of this Stock Option, shall be exercisable after the earlier of (i) the Expiration Date, (ii) the Optionee’s Service is terminated for Cause or (iii) the Board deems a termination of Optionee’s Service to be for Cause.

4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan.

5. Transferability of Stock Option. This Agreement is personal to the Optionee and is not transferable by the Optionee in any manner other than by will or by the laws of descent and distribution. The Stock Option may be exercised during the Optionee’s lifetime only by the Optionee (or by the Optionee’s guardian or personal representative in the event of the Optionee’s incapacity). The Optionee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company; such beneficiary may exercise the Optionee’s Stock Option in the event of the Optionee’s death to the extent provided herein. If the Optionee does not designate a beneficiary, or if the designated beneficiary predeceases the Optionee, the legal representative of the Optionee may exercise this Stock Option to the extent provided herein in the event of the Optionee’s death.

6. Effect of Certain Transactions.

(a) Assumption or Substitution. Subject to any related acceleration set forth in the Notice of Stock Option Grant, if the Company engages in a Sale Event and such Sale Event is one in which there is an acquiring or surviving entity, the Committee may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(b) Termination of Awards Upon Consummation of Covered Transaction. Each Award (unless assumed pursuant to Section 6(a) above), will terminate upon consummation of the Sale Event unless the Company, with the approval of the Committee, elects to treat such awards as continuing under the Plan as provided in the Sale Event; provided that the Committee shall provide the Optionee with at least 5 business days prior notice that this Stock Option will be terminated upon the consummation of the Sale Event and the Optionee shall be permitted, within a specified period of time of no less than 5 business days prior to such consummation, to exercise this Stock Option prior to the effective time of the Sale Event and any such exercise may, at the Optionee’s election, be made contingent on the consummation of the Sale Event and the Issued Shares granted to the Optionee upon exercise shall be subject to any related acceleration as set forth in the Notice of Stock Option Grant and this Executive Stock Option Agreement.

(i) Notwithstanding anything herein to the contrary, but subject to any related acceleration set forth in the Notice of Stock Option Grant, in the event that (1) this Stock Option is assumed or continued by the Company or its successor entity in the sole discretion of the parties to a Sale Event and thereafter remains in effect following such Sale Event as contemplated by this Section 6, and (2) the Optionee’s Service with the Company and its Subsidiaries or successor entity is terminated by the Company without Cause within 12 months of the consummation of such Sale Event, then 100% of the then unvested portion of this Stock Option shall be deemed vested and exercisable in full upon the date of termination.

(ii) Subject to any related acceleration set forth in the Notice of Stock Option Grant, if the Sale Event is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Committee may provide for payment (a “cash-out”), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Committee in its reasonable discretion) times the number of shares of Stock subject to the Award, over (B) the aggregate exercise price, if any, under the Award, in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Committee determines.

7. Withholding Taxes. The Optionee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any federal, state and local taxes required by law to be withheld on account of such taxable event. Subject to approval by the Committee, the Optionee may elect to have the minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Common Stock to be issued or transferring to the Company, a number of shares of Common Stock with an aggregate Fair Market Value that would satisfy the minimum withholding amount due. The Optionee acknowledges and agrees that the Company or any Subsidiary of the Company has the right to deduct from payments of any kind otherwise due to the Optionee, or from the Option Shares to be issued in respect of an exercise of this Stock Option, any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of Option Shares to the Optionee.

8. Restrictions on Transfer of Issued Shares. No Restricted Shares shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law. No Vested Shares shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Act”)), and such disposition is in accordance with the terms and conditions of Sections 8 and 9 and such disposition does not cause the Company to become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. In connection with any transfer of Vested Shares, the Company may require the transferor to provide at the Optionee’s own expense an opinion of counsel to the transferor, satisfactory to the Company, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Act). Any attempted disposition of Issued Shares not in accordance with the terms and conditions of Sections 8 and 9 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Issued Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any Issued Shares. Subject to the foregoing general provisions, Vested Shares may be transferred pursuant to the following specific terms and conditions:

(a) Transfers to Permitted Transferees. The Optionee may sell, assign, transfer or give away any or all of the Vested Shares to Permitted Transferees; provided, however, that such Permitted Transferee(s) shall, as a condition to any such transfer, agree to be subject to the provisions of this Agreement to the same extent as the Optionee (including, without limitation, the provisions of Sections 8, 9, 11, 12 and 13) and shall have delivered a written acknowledgment to that effect to the Company. Further, the Optionee or any Permitted Transferee pursuant to this Section 8, may be required to enter into certain agreements as are reasonably requested by the Company, including but not limited to a stockholders agreement or similar agreement, prior to receipt of the Vested Shares.

(b) Transfers Upon Death. Upon the death of the Optionee, any Issued Shares then held by the Optionee at the time of such death and any Issued Shares acquired thereafter by the Optionee’s legal representative pursuant to this Agreement shall be subject to the provisions of Sections 8, 9, 11, 12 and 13, if applicable, and the Optionee’s estate, executors, administrators, personal representatives, heirs, legatees and distributees shall be obligated to convey such Issued Shares to the Company or its assigns under the terms contemplated hereby.

(c) Company’s Right of First Refusal. In the event that the Optionee (or any Permitted Transferee holding Vested Shares subject to this Section 8(c)) desires to sell or otherwise transfer all or any part of the Vested Shares, the Optionee (or Permitted Transferee) first shall give written notice to the Company of the Optionee’s (or Permitted Transferee’s) intention to make such transfer. Such notice shall state the number of Vested Shares which the Optionee (or Permitted Transferee) proposes to sell (the “Offered Shares”), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee. At any time within 30 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice. The Company or its assigns shall exercise this right by mailing or delivering written notice to the Optionee (or Permitted Transferee) within the foregoing 30-day period. If the Company or its assigns elect to exercise its purchase rights under this Section 8(c), the closing for such purchase shall, in any event, take place within 45 days after the receipt by the Company of the initial notice from the Optionee (or Permitted Transferee). In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 45-day period, the Optionee (or Permitted Transferee) may, within 60 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in the Optionee’s (or Permitted Transferee’s) notice. Any Vested Shares purchased by such proposed transferee shall no longer be subject to the terms of this Agreement. Any Vested Shares not sold to the proposed transferee shall remain subject to this Agreement. Notwithstanding the foregoing, the restrictions under this Section 8(c) shall terminate in accordance with Section 14(a).

9. Company’s Right of Repurchase.

(a) Right of Repurchase.

(i) Upon the occurrence of (x) the termination of the Optionee’s Service with the Company and its Subsidiaries for Cause (including, for the avoidance of doubt, any termination which the Board determines after such termination is for Cause); or (y) the Optionee’s or Permitted Transferee’s Bankruptcy, the Company shall have the right to repurchase from the Optionee (or any Permitted Transferee) some or all (as determined by the Company) of the Issued Shares held or subsequently acquired upon exercise of this Stock Option in accordance with the terms hereof by the Optionee (or any Permitted Transferee) at the price per share specified below (the “Repurchase Price”).

(ii) Upon the occurrence of the termination of the Optionee’s Service with the Company and its Subsidiaries for any reason, the Company shall have the right to repurchase from the Optionee (or any Permitted Transferee) some or all (as determined by the Company) of the Restricted Shares held or subsequently acquired upon exercise of this Stock Option in accordance with the terms hereof by the Optionee (or any Permitted Transferee) at the Repurchase Price per share.

Any of the repurchase arrangement contemplated by the preceding sentences of this Section 9(a) are referred to herein as the “Repurchase Right”. Any of the Repurchase Right triggering events contemplated by the preceding sentences of this Section 9(a) are referred to herein as the “Repurchase Event”.

(b) The Repurchase Right may be exercised by the Company within the later of (i) six (6) months following the date of the Repurchase Event or (ii) seven (7) months after the exercise of this Stock Option (the “Repurchase Period”). The Repurchase Right shall be exercised by the Company by giving the holder written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the holder the aggregate Repurchase Price. The “Repurchase Price” shall equal an amount per share equal to the purchase price paid by the Optionee for the shares (subject to equitable adjustment for stock splits, recapitalizations and the like). The Company may assign the Repurchase Right to one or more Persons. Upon such notification, the Optionee and any Permitted Transferees shall promptly surrender to the Company any certificates representing the Issued Shares being purchased, together with a duly executed stock power for the transfer of such Issued Shares to the Company or the Company’s assignee or assignees. Upon the Company’s or its assignee’s receipt of the certificates from the Optionee or any Permitted Transferees, the Company or its assignee or assignees shall deliver to him, her or them a check for the Repurchase Price of the Issued Shares being purchased; provided, however, that the Company may pay the Repurchase Price for such shares by offsetting and canceling any indebtedness then owed by the Optionee to the Company. At such time, the Optionee and/or any holder of the Issued Shares shall deliver to the Company the certificate or certificates representing the Issued Shares so repurchased, duly endorsed for transfer, free and clear of any liens or encumbrances. The Repurchase Right shall terminate in accordance with Section 14(a).

(c) Breaches. Notwithstanding anything to the contrary contained herein, if (i) the Optionee breaches this Agreement, the Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement between Integration Appliance, Inc. and the Optionee or any other agreement between the Company or its Subsidiaries or Affiliates and the Optionee (each, an “Employee Agreement”), and (ii) if applicable, such breach is not cured within any applicable cure period explicitly set forth in the applicable Employee Agreement (a “Trigger Event”), then the Company may repurchase all of the Issued Shares at a price per Share equal to the lower of (A) the Fair Market Value of a Share on the date of repurchase and (B) the Option Purchase Price per Share on the date of exercise (subject to equitable adjustment for stock splits, recapitalizations and the like in the sole and exclusive discretion of the Board), and Optionee shall have no further rights relating to the Plan, or under this Agreement, in each case, as of the date of the Trigger Event. For the avoidance of doubt, nothing contained herein will prohibit Optionee from making any investment in publicly traded stock of a company representing less than one percent (1%) of its outstanding stock.

10. Escrow Arrangement.

(a) Escrow. In order to carry out the provisions of Sections 8, 9 and 11 of this Agreement more effectively, the Company shall hold any Issued Shares in escrow together with separate stock powers executed by the Optionee in blank for transfer, and any Permitted Transferee shall, as an additional condition to any transfer of Issued Shares, execute a like stock power as to such Issued Shares. The Company shall not dispose of the Issued Shares except as otherwise provided in this Agreement. In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Optionee and any Permitted Transferee, as the Optionee’s and each such Permitted Transferee’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Issued Shares being purchased and to transfer such Issued Shares in accordance with the terms hereof. At such time as any Issued Shares are no longer subject to any repurchase, first refusal or drag along rights contained herein or in any other agreement applicable to the Issued Shares, the Company shall, at the written request of the Optionee, deliver to the Optionee (or the relevant Permitted Transferee) a certificate representing such Issued Shares with the balance of the Issued Shares to be held in escrow pursuant to this Section 10.

(b) Remedy. Without limitation of any other provision of this Agreement or other rights, in the event that the Optionee, any Permitted Transferees or any other person or entity is required to sell the Optionee’s Issued Shares pursuant to the provisions of Sections 8, 9 and 11 of this Agreement and in the further event that he or she refuses or for any reason fails to deliver to the Company or its designated purchaser of such Issued Shares the certificate or certificates evidencing such Issued Shares together with a related stock power, the Company or such designated purchaser may deposit the applicable purchase price for such Issued Shares with a bank designated by the Company, or with the Company’s independent public accounting firm, as agent or trustee, or in escrow, for the Optionee, any Permitted Transferees or other person or entity, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by the Optionee as provided above. Upon any such deposit and/or offset by the Company or its designated purchaser of such amount and upon notice to the person or entity who was required to sell the Issued Shares to be sold pursuant to the provisions of Sections 8, 9 and 11, such Issued Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, the holder thereof shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

11. Drag Along Right. In the event the holders of a majority of the Company’s equity securities then outstanding (the “Majority Shareholders”) determine to sell or otherwise dispose of all or substantially all of the assets of the Company or all or fifty percent (50%) or more of the capital stock of the Company in each case in a transaction constituting a change in control of the Company, to any Person, or to cause the Company to merge with or into or consolidate with any Person (in each case, the “Buyer”) in a bona fide negotiated transaction (a “Sale”), the Optionee, including any Permitted Transferees, shall be obligated to and shall (subject to Section 6): (a) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, his or her Issued Shares (including for this purpose all of the Optionee’s or his or her Permitted Transferee’s Issued Shares that presently or as a result of any such transaction may be acquired upon the exercise of options or other convertible securities (following the payment of the exercise price therefor, as applicable)) on substantially the same terms applicable to the Majority Shareholders (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of preferred stock); (b) if such transaction requires stockholder approval, with respect to all his or her Issued Shares (including for this purpose all of the Optionee’s or his or her Permitted Transferee’s Issued Shares that presently or as a result of any such transaction may be acquired upon the exercise of options (following the payment of the exercise price therefor)) which he or she owns or over which he or she otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all such Issued Shares in favor of, and adopt, such Sale (together with any related amendment to the Company’s certificate of incorporation required in order to implement such Sale) and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such Sale; (c) execute and deliver all related documentation and take such other action in support of the Sale as shall reasonably be requested by the Company, the Buyer or the Majority Shareholders in order to carry out the terms and provision of this Section 11, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), shareholder release and any similar or related documents; (d) not to deposit, and to cause his or her Affiliates (including Permitted Transferee’s and their Affiliates) not to deposit, except as provided in this Agreement, any Issued Shares owned by such party or Affiliate in a voting trust or subject any Issued Shares to any arrangement or agreement with respect to the voting of such Issued Shares, unless specifically requested to do so by the Buyer in connection with the Sale; (e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale; (f) if the consideration to be paid in exchange for the Issued Shares pursuant to this Section 11 includes any securities and the applicable purchaser reasonably requests, enter into a shareholders and other voting agreement relating to such securities; and (g) if the consideration to be paid in exchange for the Issued Shares pursuant to this Section 11 includes any securities and due receipt thereof by the Optionee (or any Permitted Transferee) would require under applicable law (x) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or (y) the provision to the Optionee (or Permitted Transferee) of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Act, the Company may cause to be paid to the Optionee (or Permitted Transferee) in lieu thereof, against surrender of the Issued Shares which would have otherwise been sold by the Optionee (or Permitted Transferee), an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which the Optionee (or Permitted Transferee) would otherwise receive as of the date of the issuance of such securities in exchange for the Issued Shares. The obligations under this Section 11 shall terminate in accordance with Section 14(a).

12. Lockup Provision. The Optionee, including any Permitted Transferees, agree, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any Issued Shares (including, without limitation pursuant to Rule 144 under the Act) held by him or her for such period following the effective date of any registration statement of the Company filed under the Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days.

13. Miscellaneous Provisions.

(a) Termination. The Company’s repurchase rights under Section 9 shall terminate upon the closing of the Company’s Initial Public Offering or upon consummation of any Sale Event, in either case as a result of which shares of the Company (or successor entity) of the same class as the Issued Shares are registered under Section 12 of the Exchange Act and publicly traded on NASDAQ/NMS or any national security exchange.

(b) Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(c) Adjustments for Changes in Capital Structure.

(i) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Committee will make appropriate adjustments to the maximum number of Option Shares that may be delivered under the Plan and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(ii) Certain Other Adjustments. The Committee may also make adjustments of the type described in Section 14(c)(i) above to take into account distributions to stockholders other than those provided for in Section 6 and 13(c)(i), or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder (including if the Notice of Stock Option Grant states that this grant is intended to be an incentive stock option, having due regard for the qualification of ISOs under Section 422 of the Code), where applicable.

(iii) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 14(c).

(d) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Committee and the Optionee.

(e) Governing Law. This Agreement shall be deemed a contract made under the laws of Delaware and this Agreement, and all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance hereof or the transactions contemplated herein, shall be construed under, governed and enforced by the laws of such state, without giving effect to its conflicts of laws principles.

(f) Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(g) Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(h) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(i) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(j) Dispute Resolution.

(i) Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined exclusively by arbitration in Boston, Massachusetts, before one arbitrator. The arbitration shall be administered by JAMS, or its successor, pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The arbitration hearing shall commence within one hundred twenty (120) days after any party hereto has filed a written demand for arbitration with JAMS. The arbitrator may not award damages in excess of actual compensatory damages and shall not award punitive or multiple damages or any other damages expressly excluded under this Agreement, and the parties to this Agreement expressly waive any claim to any such damages. The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.

(ii) The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement shall be submitted to JAMS, or its successor, for mediation, and if the matter is not resolved through mediation, then it shall be submitted to JAMS, or its successor, for final and binding arbitration pursuant to Section 14(j)(i). Any party may commence mediation by providing to JAMS and the other parties a written request for mediation, setting forth the subject of the dispute and the relief requested. The parties will cooperate with JAMS and with one another in selecting a mediator from the JAMS panel of neutrals, and in scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator or any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Either party may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration at any time at least ten (10) days following the initial mediation session or sixty (60) days after the date of filing the written request for mediation, whichever occurs first. The mediation may continue after the commencement of arbitration if the parties so desire. Unless otherwise agreed by the parties, the mediator shall be disqualified from serving as arbitrator in the case. The pendency of a mediation shall not preclude a party from seeking provisional remedies in aid of the arbitration from a court of appropriate jurisdiction, and the parties agree not to defend against any application for provisional relief on the ground that a mediation is pending.

(iii) The provisions of Section 14(e) may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the party against whom enforcement is ordered. Service of process in any judicial proceeding to enforce any provision of this Section 14(j), or to enforce any arbitration award may be made upon any party by registered or certified mail to the address specified by that party in this Agreement, as well as by any other method of service of process authorized by applicable law.

Appendix A

STOCK OPTION EXERCISE NOTICE

LegalApp Holdings, Inc.

Attention: Chief Financial Officer

c/o Great Hill Partners LLC

One Liberty Square

Boston, MA 02109

and

Integration Appliance, Inc.

Attention: Chief Executive Officer

200 Portage Ave

Palo Alto, CA 94306

Pursuant to the terms of my executive stock option agreement dated                      (the “Agreement”) under the LegalApp Holdings, Inc. 2012 Stock Option and Grant Plan, I, [Insert Name]                                 , hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of $                 representing the purchase price for [Fill in number of Option Shares]                  option shares. I have chosen the following form(s) of payment:

☐	1.	Cash
☐	2.	Certified or bank check payable to LegalApp Holdings, Inc.
☐	3.	Other (as described in the Agreement (please describe))
		.

In connection with my exercise of the option as set forth above, I hereby represent and warrant to LegalApp Holdings, Inc. (the “Company”) as follows:

(i) I am purchasing the option shares for my own account for investment only, and not for resale or with a view to the distribution thereof.

(ii) I have had such an opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.

(iii) I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the option shares and to make an informed investment decision with respect to such purchase.

(iv) I can afford a complete loss of the value of the option shares and am able to bear the economic risk of holding such option shares for an indefinite period of time.

(v) I understand that the option shares may not be registered under the Securities Act of 1933 (it being understood that the option shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirement thereof). I further acknowledge that certificates representing option shares will bear restrictive legends reflecting the foregoing.

Sincerely yours,

Name:

Address:

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